Exhibit 10.2

CHINA JO-JO DRUGSTORES, INC.

September 4, 2018

Via Email

Dear Mr. Liu:

This letter shall confirm our discussions pursuant to which you have indicated your willingness to serve as Company Secretary of China Jo-Jo Drugstores, Inc., a Nevada corporation (the “Company”), effective the date herein on the terms set forth below until your earlier resignation or the removal pursuant to the Company’s by-laws.

You will receive an annual compensation of US$6,000.

You would also be reimbursed for all of your out-of-pocket expenses incurred for business purpose with invoices supplied. For amount larger than $5,000 for one time, a prior approval from the Company is required.

You may indicate your agreement with these terms by signing and dating this letter agreement and returning it to the undersigned. By signing this letter agreement, you reconfirm to the company that you have no contractual commitments or other legal obligations that would prohibit you from performing your duties for the Company.

Very truly yours,

China Jo-Jo Drugstores, Inc.

By:	/s/ Ming Zhao
Name:	Ming Zhao
Title:	Chief Financial Officer

I have read and accept and agree to the above terms:

/s/ Yan Liu
Signature of Yan Liu